FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
February 10, 2010

FIRST PACTRUST BANCORP, INC. ANNOUNCES 2010 ANNUAL MEETING DATES

Chula Vista, CA – February 10, 2010 – (NASDAQ – FPTB) – First PacTrust Bancorp, Inc., the parent corporation of Pacific Trust Bank, has announced that its 2010 annual meeting of shareholders will be held 9:00 a.m. PDT on Wednesday, April 21, 2010, at the Bonita Golf Club located at 5540 Sweetwater Road, Bonita, California. Shareholders of record as of March 12, 2010 will be entitled to notice of and to vote at the meeting. At the meeting, shareholders will elect two directors, and transact such other business as may properly come before the meeting or any adjournment thereof.

As of September 30, 2009, the Company had consolidated total assets of $894.5 million and stockholders’ equity of $97.0 million, and currently has 4,244,846 shares of common stock outstanding. More information about the Company can be found on its website at http://www.firstpactrustbancorp.com.

Contact:
Hans Ganz, President and CEO
Phone:(619) 691-1519

# # #